Exhibit 99.1

News Release

Nektar Therapeutics Reports Fourth Quarter and Year-End 2014 Financial Results

SAN FRANCISCO, Calif., February 24, 2015 — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the fourth quarter and year ended December 31, 2014.

Cash and investments in marketable securities at December 31, 2014 were $262.8 million as compared to $262.0 million at December 31, 2013.

“Nektar begins 2015 in a very strong position with the imminent launch of MOVANTIK in the U.S., and the E.U. launch to follow soon thereafter,” said Howard W. Robin, President and Chief Executive Officer of Nektar. “As the first approved once-daily oral PAMORA, MOVANTIK provides a new treatment option for a common and potentially debilitating condition experienced by millions of adult patients treated with opioids.  MOVANTIK is the first oral small molecule medicine to be created using our proprietary polymer chemistry platform and it represents a tremendous breakthrough for our technology.”

“In Q4 2014, our partner Baxter announced the BLA filing for BAX 855, a longer-acting Factor VIII therapy to treat hemophilia A and Baxter is planning for the approval and launch in late 2015,” Robin continued.  “Our wholly-owned late-stage clinical pipeline continues to advance as well.  Enrollment is beginning for the Phase 3 program for NKTR-181 and importantly, we will report topline results from our NKTR-102 Phase 3 study in metastatic breast cancer in March.”

Revenue for the year ended December 31, 2014 was $200.7 million as compared to $148.9 million in 2013. The revenue increase was primarily due to the recognition of $105.0 million in milestones in September 2014 upon the approval of MOVANTIK in the U.S. Revenue for the fourth quarter of 2014 was $19.6 million as compared to $31.1 million in the fourth quarter of 2013. This change is primarily due to a decrease in non-cash royalty revenue and license revenue. Revenue included non-cash royalty revenue, related to our 2012 royalty monetization, of $5.2 million and $21.9 million in the fourth quarter and the full year of 2014, respectively, and $9.3 million and $22.1 million in the fourth quarter and the full year of 2013, respectively. This non-cash royalty revenue is offset by non-cash interest expense.

Total operating costs and expenses for the year ended December 31, 2014 was $217.2 million as compared to $269.1 million in 2013. Total operating costs and expenses decreased primarily as a result of lower research and development (R&D) expense. Total operating costs and expenses in the fourth quarter of 2014 were $57.0 million as compared to $67.0 million in the fourth quarter of 2013.

For the year ended December 31, 2014, R&D expense was $147.7 million as compared to $190.0 million in 2013. R&D expense in the fourth quarter of 2014 was $38.5 million as compared to $48.2 million for the fourth quarter of 2013. R&D expense was lower in the fourth quarter of 2014 and the year ended December 31, 2014 as compared to the same periods in 2013 primarily because of lower costs related to the Phase 3 study of etirinotecan pegol (NKTR-102) in metastatic breast cancer as the study progresses toward completion and the completion of our Phase 2 clinical study for NKTR-181 in the third quarter of 2013. These decreases in R&D expense in 2014 were partially offset by costs for the ongoing Phase 1 study of NKTR-171.

General and administrative (G&A) expense for the year ended December 31, 2014 was $40.9 million as compared to $40.5 million in 2013. G&A expense was $12.2 million in the fourth quarter of 2014 as compared to $9.8 million in the fourth quarter of 2013. Non-cash interest expense incurred in connection with the 2012 royalty monetization was $5.2 million and $20.9 million in the fourth quarter and year ended December 31, 2014, respectively, as compared to $5.7 million and $22.3 million in the fourth quarter and year ended December 31, 2013, respectively.

Net loss for the year ended December 31, 2014 was $53.9 million or $0.42 loss per share as compared to a net loss of $162.0 million or $1.40 loss per share for the year ended December 31, 2013. Net loss for the fourth quarter of 2014 was $45.7 million or $0.35 loss per share as compared to $47.7 million or $0.41 loss per share in the fourth quarter of 2013.

Conference Call to Discuss Fourth Quarter and Year-End 2014 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, Tuesday, February 24, 2015.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through Monday, March 30, 2015.

To access the conference call, follow these instructions:

Dial: (877) 881.2183 (U.S.); (970) 315.0453 (international)

Passcode: 85106606 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics has a robust R&D pipeline in pain, oncology, hemophilia and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for MOVANTIK™ (naloxegol), the first FDA-approved once-daily oral peripherally-acting mu-opioid receptor antagonist (PAMORA) medication for the treatment of opioid-induced constipation (OIC), in adult patients with chronic, non-cancer pain. The product is also approved in the European Union as MOVENTIG® and is indicated for adult patients with OIC who have had an inadequate response to laxatives. The AstraZeneca agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of MOVANTIK™ and an opioid. NKTR-181, a wholly-owned mu-opioid analgesic molecule for chronic pain conditions, is in Phase 3 development. NKTR-171, a wholly-owned new sodium channel blocker being developed as an oral therapy for the treatment of peripheral neuropathic pain, is in Phase 1 clinical development. In oncology, NKTR-102 is being evaluated in a Phase 3 clinical study (the BEACON study) for the treatment of metastatic breast cancer. In hemophilia, BAX 855, a longer-acting PEGylated Factor VIII therapeutic is in Phase 3 development conducted by partner Baxter. In anti-infectives, Amikacin Inhale is in Phase 3 studies conducted by Bayer Healthcare as an adjunctive treatment for intubated and mechanically ventilated patients with Gram-negative pneumonia.

Nektar's technology has enabled nine approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including AstraZeneca's MOVANTIK™, UCB's Cimzia® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia.

Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

MOVANTIK™ is a trademark and MOVENTIG® is a registered trademark of the AstraZeneca group of companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the potential of MOVANTIK™ , regulatory and commercial plans for BAX 855, clinical plans for NKTR-181, and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (ii) the timing of the commencement or end of clinical trials and the commercial launch of drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iii) acceptance, review and approval decisions for new drug applications by health authorities is an uncertain and evolving process and health authorities retain significant discretion at all stages of the regulatory review and approval decision process; (iv) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) the outcome of any existing or future intellectual property or other litigation related to our drug candidates and those of our collaboration partners. Other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2014 and a Current Report on Form 8-K filed with the SEC today. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:
Investors
Jennifer Ruddock of Nektar Therapeutics
415-482-5585

Media
Nadia Hasan of WCG
212-257-6738

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$12,365	$39,067
Restricted cash	25,000	-
Short-term investments	225,459	197,959
Accounts receivable, net	3,607	2,229
Inventory	12,952	13,452
Other current assets	8,817	5,175
Total current assets	288,200	257,882

Restricted cash	-	25,000
Property, plant and equipment, net	70,368	66,974
Goodwill	76,501	76,501
Other assets	6,552	8,170
Total assets	$441,621	$434,527

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$2,703	$9,115
Accrued compensation	5,749	14,254
Accrued expenses	6,418	6,243
Accrued clinical trial expenses	7,708	16,905
Interest payable	6,917	6,917
Capital lease obligations, current portion	4,512	3,536
Deferred revenue, current portion	24,473	23,664
Liability related to sale of future royalties, current portion	-	7,000
Other current liabilities	5,567	10,587
Total current liabilities	64,047	98,221

Senior secured notes	125,000	125,000
Capital lease obligations, less current portion	4,139	8,049
Liability related to receipt of refundable milestone payment	-	70,000
Liability related to sale of future royalties, less current portion	120,471	121,520
Deferred revenue, less current portion	76,911	82,384
Other long-term liabilities	14,721	19,256
Total liabilities	405,289	524,430

Commitments and contingencies

Stockholders' equity (deficit) :
Preferred stock	-	-
Common stock	13	11
Capital in excess of par value	1,824,195	1,643,660
Accumulated other comprehensive loss	(1,567)	(1,181)
Accumulated deficit	(1,786,309)	(1,732,393)
Total stockholders' equity (deficit)	36,332	(89,903)
Total liabilities and stockholders' equity (deficit)	$441,621	$434,527

(1) The consolidated balance sheet at December 31, 2013 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue:
Product sales	$7,460	$8,040	$25,152	$44,846
Royalty revenue	41	118	329	1,148
Non-cash royalty revenue related to sale of future royalties	5,184	9,311	21,937	22,055
License, collaboration and other revenue	6,866	13,677	153,289	80,872
Total revenue	19,551	31,146	200,707	148,921

Operating costs and expenses:
Cost of goods sold	6,298	8,960	28,533	38,509
Research and development	38,494	48,248	147,734	190,010
General and administrative	12,247	9,832	40,925	40,532
Total operating costs and expenses	57,039	67,040	217,192	269,051

Loss from operations	(37,488)	(35,894)	(16,485)	(120,130)

Non-operating income (expense):
Interest expense	(4,456)	(4,565)	(17,869)	(18,453)
Non-cash interest expense on liability related to sale of future royalties	(5,163)	(5,665)	(20,888)	(22,309)
Interest and other income (expense), net	278	100	814	1,124
Total non-operating expense, net	(9,341)	(10,130)	(37,943)	(39,638)

Loss before (benefit) provision for income taxes	(46,829)	(46,024)	(54,428)	(159,768)

(Benefit) provision for income taxes	(1,146)	1,635	(512)	2,245
Net loss	$(45,683)	$(47,659)	$(53,916)	$(162,013)

Basic and diluted net loss per share	$(0.35)	$(0.41)	$(0.42)	$(1.40)

Weighted average shares outstanding used in computing basic and diluted net loss per share	129,334	116,259	126,873	115,732

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(53,916)	$(162,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(21,937)	(22,055)
Non-cash interest expense on liability related to sale of future royalties	20,888	22,309
Stock-based compensation	17,017	17,708
Depreciation and amortization	12,927	14,275
Other non-cash transactions	(560)	664
Changes in operating assets and liabilities:
Accounts receivable, net	(1,378)	3,576
Inventory	500	4,817
Other assets	(3,294)	6,423
Accounts payable	(6,359)	6,199
Accrued compensation	(8,505)	5,481
Accrued expenses	273	(1,915)
Accrued clinical trial expenses	(9,197)	(595)
Interest payable	-	(166)
Deferred revenue	(4,664)	(12,399)
Liability related to receipt of refundable milestone payment	(70,000)	70,000
Other liabilities	(13,801)	9,164
Net cash used in operating activities	(142,006)	(38,527)

Cash flows from investing activities:
Maturities of investments	247,995	319,181
Purchases of investments	(297,251)	(268,068)
Sales of investments	21,661	2,887
Purchases of property and equipment	(9,976)	(4,091)
Net cash (used in) provided by investing activities	(37,571)	49,909

Cash flows from financing activities:
Payment of capital lease obligations	(3,536)	(2,992)
Issuance of common stock, net of issuance costs	116,536	-
Repayment of proceeds from sale of future royalties	(7,000)	(3,000)
Proceeds from shares issued under equity compensation plans	46,984	8,208
Net cash provided by financing activities	152,984	2,216

Effect of exchange rates on cash and cash equivalents	(109)	32
Net (decrease) increase in cash and cash equivalents	(26,702)	13,630
Cash and cash equivalents at beginning of period	39,067	25,437
Cash and cash equivalents at end of period	$12,365	$39,067

Supplemental disclosure of cash flow information:
Cash paid for interest	$17,445	$17,590
Cash paid for income taxes	$964	$1,014